EXHIBIT 10.80

SECOND AMENDED AND RESTATED

ENVIRONMENTAL INDEMNIFICATION AGREEMENT

THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT (“Agreement”) made and entered into this 29th day of December, 2006, by CONTINENTAL TOWERS, L.L.C., a Delaware limited liability company, whose mailing address is c/o CTA General Partner, L.L.C., 218 Flintlock Drive, Lakewood, NJ 08701 (“Borrower”) to, in favor of and for the benefit of PGRT EQUITY, L.L.C., a Delaware limited liability company, whose mailing address is 77 W. Wacker Drive, Suite 3900, Chicago, IL 60601 (“Lender”).

WITNESSETH:

WHEREAS, Lender, as successor in interest to General Electric Capital Corporation and Great Oak LLC, made a loan to Borrower and Continental Towers Associates III, LLC, as Delaware limited liability company (“CTAIII”), as successor in interest to Chicago Title Land Trust Company, as successor trustee under Trust No. 40935 established pursuant to a Trust Agreement dated July 26, 1977, which is evidenced by that certain 1997 Promissory Note having an effective date of December 12, 1997 (the “Original Note”). Borrower and CTAIII executed and delivered to Lender an Amended and Restated Promissory Note dated as of November 21, 2006 (the “2006 Note”) which amends and restates the Original Note in its entirety. Borrower has executed and delivered to Lender a Second Amended and Restated Promissory Note dated as of the date hereof (the “Note”) which, collectively with that certain Second Amended and Restated Promissory Note dated as of the date hereof executed by CTAIII (the “Other Note”) amends and restates the Original Note in its entirety. In the Note, Borrower promises to pay to the order of Lender the original principal sum of Eighty Three Million Twenty Four Thousand Eight Hundred Fifteen and 00/100 Dollars ($83,024,815.00) (the “Loan”). In the Other Note, CTAIII promises to pay to the order of Lender the original principal sum of Forty Six Million Seven Hundred One Thousand Four Hundred Fifty Nine and 00/100 Dollars ($46,701,459.00) (the “Other Loan”); and

WHEREAS, the Loan is secured by that certain Second Amended and Restated Mortgage and Security Agreement executed by Borrower to and in favor of Lender of even date herewith (the “Mortgage”) encumbering the real estate described on Exhibit A attached hereto and by reference made a part hereof, the improvements located thereon and certain other property, rights and interests more particularly described in the Mortgage (collectively, the “Premises”); and

WHEREAS, the Loan is also secured by certain other documents and instruments, including, without limitation, those listed and described on Exhibit B attached hereto and made a part hereof (the Note, the Mortgage and all other documents and instruments executed or delivered by Borrower to and in favor of Lender in connection with the Loan, including those listed and described on said Exhibit B are hereinafter collectively called the “Loan Documents”); and

WHEREAS, the Loan is secured by that certain Amended and Restated Hazardous Substances Indemnity Agreement dated as of November 21, 2006 (the “Original Environmental Indemnity Agreement”), and this Agreement, together with that certain Amended and Restated Hazardous Substances Indemnity Agreement dated as of the date hereof executed by CTAIII for the benefit of Lender, amends and restates the Original Environmental Indemnity Agreement in its entirety; and

WHEREAS, as a condition to its making and funding of the Loan, Lender has required that Borrower indemnify and save and hold Lender harmless from and against certain obligations and liabilities which may be incurred by Lender (whether as mortgagee, mortgagee in possession, or successor-in-interest to Borrower by foreclosure or deed in lieu of foreclosure) by reason of the threat or presence of Hazardous Materials (hereinafter defined) at, on, under, over, about, or within the Premises.

NOW THEREFORE, in consideration of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, intending to be legally bound, hereby agrees as follows:

1.            Recitals. The recitals set forth above are true and correct and are by this reference incorporated herein.

2.            Hazardous Materials. As used in this Agreement, the term “Hazardous Materials” means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. § 172.101) and amendments thereto or designated by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302) and such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is: (i) petroleum; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) defined as a “hazardous waste,” “extremely hazardous waste,” or “restricted hazardous waste” under any applicable federal, state or local law or regulation; (v) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317); (vi) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903); or (vii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

3.         Covenant. Borrower covenants and agrees, so long as this Agreement shall remain in effect not to cause or permit the presence, use, storage, sale, transportation, generation, manufacture, refining, treatment, release, discharge, or disposal of any Hazardous Materials at, on, over, under, about, within or to or from the Premises either by itself or by its employees, agents, assigns, tenants, or any other party or parties. Notwithstanding the foregoing covenant and agreement, Borrower shall be entitled in, or as an incident to, the ordinary course of its, or its tenants’ business at the Premises, to engage in or permit the presence, use, storage, sale or transportation of Hazardous Materials at, about, within or to or from the Premises provided that any and all of such activities involving Hazardous Materials are, at all times, and in all respects, in full compliance with all federal, state and local laws and regulations applicable to such activities. However, Borrower covenants and agrees to promptly remove from the Premises, if and as required by law and/or by Lender, any Hazardous Materials discovered at, about, within or on the Premises which is not at any time or in any respect in full compliance with such laws and regulations, and to promptly comply in all respects with all federal, state and local laws and regulations governing such removal.

4.            Indemnification. Borrower agrees to exonerate, indemnify, pay and protect, defend (with counsel reasonably approved by Lender), and save and hold Lender and the directors, officers, shareholders, employees, and agents of Lender harmless from and against any claims (including, without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims), interest, or losses, including reasonable attorneys’ and paralegals’ fees and expenses (including, without limitation, any such fees and expenses incurred in enforcing this Agreement or collecting any sums due hereunder), investigation and remediation costs, consultants’ fees and experts’ fees, together with all other costs and expenses of any kind or nature (collectively, the “Costs”) that arise directly or indirectly from or in connection with the presence, suspected presence, release, or suspected release of any Hazardous Material on, in or into the air, soil, groundwater or surface water at, on, under, over, about or within the Premises, or any portion thereof, or elsewhere in connection with the transportation of Hazardous Materials to or from the Premises. The indemnification provided in this Paragraph 4 shall specifically apply to and include claims or actions brought by or on behalf of employees of Borrower. In the event Lender shall suffer or incur any such Costs, Borrower shall pay to Lender the total of all such Costs suffered or incurred by Lender upon demand by Lender. Without limiting the generality of the foregoing, the indemnification provided in this Paragraph 4 shall specifically cover Costs, including capital, operating, supervision and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remediation, removal, or restoration work required or performed by any federal, state or local governmental agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release or suspected release of any Hazardous Material on, in or into the air, soil, groundwater or surface water at, on, about, under, or within the Premises (or any portion thereof), or elsewhere in connection with the transportation of Hazardous Materials to or from the Premises and any claims of third parties for loss or damage due to such Hazardous Material.

5.            Remedial Work. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal, or other remedial work (collectively the “Remedial Work”) is required at the Premises under any applicable federal, state, or local law or regulation, by any judicial order, or by any governmental entity, or in order to comply with any agreements affecting the Premises because of, or in connection with, any occurrence or event described in Paragraph 4 above, Borrower shall perform or cause to be performed the required Remedial Work in compliance with such law, regulation, order, or agreement; provided, that Borrower may withhold such compliance pursuant to a good faith dispute regarding the application, interpretation or validity of the law, regulation, order, or agreement, subject to the requirements of Paragraph 6 below. All required Remedial Work shall be performed by one or more contractors, selected by Borrower and approved (such approval not to be unreasonably withheld or delayed) in advance in writing by Lender, and under the supervision of a consulting engineer, selected by Borrower and approved (such approval not to be unreasonably withheld or delayed) in advance in writing by Lender. All costs and expenses of such required Remedial Work shall be paid by Borrower including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Lender’s reasonable attorneys’ and paralegals’ fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith shall be Costs within the meaning of Paragraph 4 above. All such Costs shall be due and payable upon demand by Lender.

6.            Permitted Contests. Notwithstanding any provision of this Agreement to the contrary, Borrower will be permitted to contest or cause to be contested, subject to compliance with the requirements of this Paragraph 6, by appropriate action any requirement for Remedial Work, and Lender shall not perform such Remedial Work on its behalf, so long as no Event of Default has occurred and is continuing under the Mortgage or other instruments evidencing and/or securing the Loan (the “Loan Documents”) and Borrower has given Lender written notice that Borrower is contesting or shall contest or cause to be contested the application, interpretation, or validity of the governmental law, regulation, order or agreement requiring or pertaining to such Remedial Work by appropriate proceedings conducted in good faith with due diligence; provided, such contest shall not subject Lender or any assignee of its interest (including any person having a beneficial interest) in the Loan or the Loan Documents to civil or criminal liability and does not jeopardize any such party’s lien upon or interest in the Premises or affect in any way the payment of any sums to be paid under the Loan Documents. Borrower shall give such security or assurances as may be reasonably required by Lender to ensure compliance with the legal requirements pertaining to the Remedial Work (and payment of all costs, expenses, interest, and penalties in connection therewith) and to prevent any sale, forfeiture or loss of the Premises by reason of such nonpayment or noncompliance.

7.            Notice of Claims. Borrower shall give notice to Lender of any claim, action, administrative proceeding (including, without limitation, informal proceedings), or other demand by any governmental agency or other third party involving matters which are the subject of indemnification pursuant to Paragraph 4 above at the time such claim or other demand first becomes known to Borrower. Receipt of any such notice shall not be deemed to create any obligation on Lender to defend or otherwise respond to any claim or demand of which it receives notice. All notices, approvals, consents, requests, and demands upon the respective parties hereto shall be in writing; sent by personal delivery (including, without limitation, nationally recognized courier services such as Federal Express), or by certified or registered mail, postage prepaid and return receipt requested; and addressed as follows:

To Lender:

PGRT Equity, L.L.C.

77 West Wacker Drive, Suite 3900

Chicago, Illinois 60601

Attention: Jeffrey Patterson

and

PGRT Equity, L.L.C.

77 West Wacker Drive, Suite 3900

Chicago, Illinois 60601

Attention: James Hoffman

To Borrower:

Continental Towers, L.L.C.

c/o CTA General Partner, L.L.C.

218 Flintlock Drive

Lakewood, NJ 08701

or to such other address as may be furnished in writing for such purpose with a copy to one additional person each as Lender or the Borrower shall specify in writing.

8.            Participation in Defense of Claims/Duty to Cooperate Notice of Claims. If for any reason, including, without limitation, foreclosure of the Mortgage by Lender, Lender becomes the owner of the Premises and any claim, action, administrative proceeding (including informal proceedings), or other demand is made by any governmental agency or other third party against Lender involving Costs, Borrower shall cooperate with Lender in any defense or other response to any such claim or other demand. Borrower shall have the right to participate in the defense or other response to any such claim or demand provided that Lender shall have the right, but not the obligation, to direct and control the defense or response to any such claim or demand. Borrower’s right to participate in the defense or response to any such claim or demand shall not be deemed to limit or otherwise modify Borrower’s obligations under this Agreement. Lender shall give notice to Borrower of any claim or demand governed by this Paragraph 8 at the time such claim or other demand first becomes known to Lender.

9.            Subrogation of Indemnity Rights. If Borrower fails to perform its obligations under Paragraph 5 above and Lender performs in its stead, Lender shall be subrogated to any rights Borrower may have under any indemnifications from any present, future or former owners, tenants, or other occupants or users of the Premises (or any portion thereof) relating to the matters covered by this Agreement.

10.          Assignment by Lender. No consent by Borrower shall be required for any assignment or reassignment of the rights of Lender hereunder to one or more purchasers of the Loan or the Loan Documents, or any portion thereof.

11.          Merger, Consolidation, or Sale of Assets. In the event of a dissolution of Borrower or other disposition involving Borrower or all or substantially all of the assets of Borrower to one or more persons or other entities during the term of this Agreement, the surviving entity or transferee of such assets, as the case may be, shall deliver to Lender an acknowledged instrument in recordable form assuming all covenants, agreements, responsibilities, liabilities and obligations of Borrower under this Agreement.

12.          Independent Obligations: Survival. The obligations of Borrower under this Agreement shall survive the consummation of the Loan transaction described above and the satisfaction of the Mortgage, whether by reason of the repayment of the Loan in full, the foreclosure of the Mortgage or Lender’s acceptance of a deed in lieu of foreclosure of the Mortgage. The obligations of Borrower under this Agreement are separate and distinct from the obligations of Borrower under the Loan Documents. This Agreement may be enforced by Lender without regard to any other rights and remedies Lender may have against Borrower under the Loan Documents and without regard to any limitations on Lender’s recourse as may be provided in the Loan Documents. Enforcement of this Agreement shall not be deemed to constitute an action for recovery of the Loan indebtedness nor for recovery of a deficiency judgment against Borrower following foreclosure of the Mortgage.

13.          Default Interest. Any Costs and other payments required to be paid by Borrower to Lender under this Agreement which are not paid on demand therefor shall thereupon be considered “Delinquent”. In addition to all other rights and remedies of Lender against Borrower as provided herein, or under applicable law, Borrower shall pay to Lender, immediately upon demand therefor, Default Interest (as defined below) on any such payments which are or have become Delinquent. Default Interest shall be paid by Borrower from the date such Payment becomes Delinquent through and including the date of payment of such Delinquent sums. As used herein, “Default Interest” shall be a per annum interest rate equal to five percent (5%) in excess of the Note Rate (as defined in the Note).

14.          Miscellaneous. If any term of this Agreement or any application thereof shall be invalid, illegal, or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Borrower and Lender, and their respective successors and assigns, including, without limitation, any assignee or purchaser of all or any portion of the Lender’s interest in: (I) the Loan, (ii) the documents evidencing or securing the Loan, or (iii) the Premises. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

15.          Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed as of the day and year first above written.

CONTINENTAL TOWERS, L.L.C.,
a Delaware limited liability company

By:    CTA GENERAL PARTNER, LLC,
a Delaware limited liability company,
its sole member

By:    CTA MEMBER, INC.,
a Delaware corporation,
its managing member

By:  [s] Paul G. Del Vecchio
Name:      Yochanan Danziger,
           by Paul G. Del Vecchio,
           Attorney-In-Fact
Title:        President

STATE OF ILLINOIS	§
§
COUNTY OF COOK	§

This instrument was ACKNOWLEDGED before me on December 29, 2006 by PAUL G. DEL VECCHIO, Attorney-In-Fact for YOCHANAN DANZIGER, the President of CTA MEMBER, INC., a Delaware corporation, as managing member of CTA GENERAL PARTNER, LLC, a Delaware limited liability company, as sole member of CONTINENTAL TOWERS, L.L.C., a Delaware limited liability company, on behalf of said limited liability company.

[S E A L]	[s] Barbara M. DeVitto
Notary Public, State of Illinois

My Commission Expires:

Barbara M. DeVitto
11/09/2008	Printed Name of Notary Public

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

REAL PROPERTY IN THE CITY OF ROLLING MEADOWS, COUNTY OF COOK, STATE OF ILLINOIS, DESCRIBED AS FOLLOWS:

Parcel 1:

Lots 1 and 2 in CASATI-HEISE SUBDIVISION, being a subdivision of part of the Northeast 1/4 of Section 17 and part of the Northwest 1/4 of Section 16, both in Township 41 North, Range 11 East of the Third Principal Meridian in Cook County, Illinois according to the plat thereof recorded December 27, 1988 as Document Number 88592766, in Cook County, Illinois;

Excepting therefrom that part of Lot 1 dedicated for roadway purposes according to instrument recorded December 2, 2002 as Document No. 0021325095;

Also excepting therefrom that part of Lot 1 in CASATI-HEISE SUBDIVISION, being a subdivision of part of the Northeast 1/4 of Section 17 and part of the Northwest 1/4 of Section 16, both in Township 41 North, Range 11 East of the Third Principal Meridian in Cook County, Illinois according to the plat thereof recorded December 27, 1988 as Document Number 88592766, bounded by a line described as follows: Beginning at the northeast corner of said Lot 1; thence South 06 Degrees 09 Minutes 30 Seconds West, along an east line of said Lot 1, a distance of 156.16 feet; thence South 58 Degrees 17 Minutes 03 Seconds East, along a northerly line of said Lot 1, a distance of 152.90 feet; thence North 20 Degrees 09 Minutes 00 Seconds East, along a west line of said Lot 1, a distance of 10.29 feet; thence South 69 Degrees 51 Minutes 00 Seconds East, along a north line of said Lot 1, a distance of 0.83 feet to a point in the southwesterly right of way line of Meijer Drive according to the Plat of Dedication, thereof, recorded December 12, 2002 as Document Number 0021325095; thence southeasterly, along said southwesterly line, along the arc of a curve left, having a radius of 75.00 feet, the chord of which bears South 36 Degrees 52 Minutes 51 Seconds East, an arc distance of 55.06 feet to a point in the easterly most east line of aforesaid Lot 1; thence South 20 Degrees 09 Minutes 00 Seconds West, along said east line, 326.25 feet; thence North 69 Degrees 51 Minutes 00 Seconds West, perpendicular to the last described course, 53.96 feet; thence South 19 Degrees 58 Minutes 13 Seconds West, 301.92 feet; thence North 57 Degrees 41 Minutes 17 Seconds West, 247.73 feet; thence South 32 Degrees 18 Minutes 43 Seconds West, perpendicular to the last described course, 33.31 feet; thence North 57 Degrees 41 Minutes 17 Seconds West, perpendicular to the last described course, 482.82 feet; thence North 32 Degrees 18 Minutes 43 Seconds East, perpendicular to the last described course, 218.53 feet; thence North 57 Degrees 45 Minutes 33 Seconds West, 69.41 feet; thence North 00 Degrees 19 Minutes 35 Seconds East, 245.85 feet to a point in the south line of aforementioned Lot 1, also being the south line of Golf Road (also known as Illinois State Route 58); thence North 89 Degrees 05 Minutes 58 Seconds East, along said north line, 692.03 feet to the point of beginning, all in Cook County, Illinois.

Parcel 2:

Easements appurtenant to and for the benefit of Parcel 1 as created and granted and set forth in easement agreement dated as of September 23, 1977 and recorded October 10, 1978 as Document Number 24662689 and as amended by Amendment to Easement Agreement dated as of May 15, 1980 and recorded June 10, 1980 and recorded as Document Number 25482426 upon, over, and under portions of Lots 1 to 6, inclusive, in Heise’s Subdivision, a subdivision of part of the Northwest 1/4 of Section 16, Township 41 North, Range 11 East of the Third Principal Meridian, in Cook County, Illinois, according to the plat thereof recorded December 23, 1977 as Document 24119807 and also over, upon and under portions of that part of the Northeast 1/4 of Section 17, Township 41 North, Range 11 East of the Third Principal Meridian, in Cook County, Illinois described as follows:

Commencing at the Northeast Corner of the Northeast 1/4 of Section 17; thence Southerly along the east line of said Northeast 1/4 of Section 17, a distance of 80.0 feet to the southerly right-of-way of Golf Road (State Route 58), as dedicated and recorded September 24, 1929 as Document Numbers 10488005 and 10488006; thence South 89 Degrees, 08 Minutes West along said southerly right-of-way of Golf Road (State Route 58), 691.05 feet for a Point of Beginning; Thence South 0 Degrees, 52 Minutes East, 265.0 feet; thence South 89 Degrees, 08 Minutes West parallel with said southerly right -of-way of Golf Road (State Route 58) 196.11 feet; thence North 0 Degrees, 27 Minutes, 20 Seconds East parallel with the west line of Schwake’s Subdivision recorded August 11, 1970 as Document 21235091, now vacated, 265.07 feet to said southerly right-of-way of Golf Road (State Route 58); thence North 89 Degrees, 08 Minutes East, along said southerly right-of-way of Golf Road (State Route 58), 190.0 feet to the Point of Beginning, all in Cook County, Illinois, for the operation, maintenance, repair, replacement, relocation and removal of a water supply line, sewer and other utilities.

Parcel 3:

Easements appurtenant to and for the benefit of Parcel 1 as created and granted and set forth in Reciprocal Easement and Common Wall Agreement dated as of September 23, 1977 and recorded October 10, 1978 as Document Number 24662688 and as amended by Agreement thereto dated as of November 21, 1979 and recorded December 17, 1979 and recorded as Document Number 25284791 upon and under portions that part of the Northeast 1/4 of Section 17, Township 41 North, Range 11 East of the Third Principal Meridian, in Cook County, Illinois described as follows:

Commencing at the Northeast Corner of the Northeast 1/4 of Section 17; thence Southerly along the east line of said Northeast 1/4 of Section 17, a distance of 80.0 feet to the southerly right-of-way of Golf Road (State Route 58), as dedicated and recorded September 24, 1929 as Document Numbers 10488005 and 10488006; thence South 89 Degrees, 08 Minutes West along said southerly right-of-way of Golf Road (State Route 58), 691.05 feet for a Point of Beginning; Thence South 0 Degrees, 52 Minutes East, 265.0 feet; thence South 89 Degrees, 08 Minutes West parallel with said southerly right -of-way of Golf Road (State Route 58) 196.11 feet; thence North 0 Degrees, 27 Minutes, 20 Seconds East parallel with the west line of Schwake’s Subdivision recorded August 11, 1970 as Document 21235091, now vacated, 265.07 feet to said southerly right-of-way of Golf Road (State Route 58); thence North 89 Degrees, 08 Minutes East, along said southerly right-of-way of Golf Road (State Route 58), 190.0 feet to the Point of Beginning, all in Cook County, Illinois, for the operation, maintenance, repair, replacement, relocation and removal of a water supply line, sewer and other utilities.

Parcel 4:

Reciprocal Easement Agreement dated December ____, 2006 and recorded _____________, as Document _____________ made by and between Continental Towers, L.L.C. and Continental Towers Associates III, LLC for vehicular and pedestrian ingress and egress and use of parking area.

Common address: Continental Towers, 1701 Golf Road, Rolling Meadows, Illinois

PINS: 08-16-100-034 (part) and 08-16-100-035

EXHIBIT B

LOAN DOCUMENTS

1.	Second Amended and Restated Promissory Note dated as of the date executed by Borrower for the benefit of Lender.
2.	Third Amended and Restated Loan Agreement dated as of the date hereof by and among Borrower, Richard A. Heise, and Lender.
3.	Second Amended and Restated Mortgage dated as of the date hereof by and among CTAIII and Lender.
4.	Second Amended and Restated Assignment of Rents and Leases dated as of the date hereof executed by Borrower for the benefit of Lender.
5.	Second Amended and Restated Environmental Indemnity Agreement dated as of the date hereof executed by Borrower for the benefit of Lender.
6.	Amended and Restated Promissory Note dated as of November 21, 2006 executed by Borrower and CTAIII for the benefit of Lender.
7.	Second Amended and Restated Loan Agreement dated as of November 21, 2006 by and among Borrower, CTAIII, Richard A. Heise, and Lender.
8.	Amended and Restated Mortgage dated as of November 21, 2006 by and among Borrower, CTAIII and Lender.
9.	Amended and Restated Assignment of Rents and Leases dated as of November 21, 2006 executed by Borrower and CTAIII for the benefit of Lender.
10.	Amended and Restated Environmental Indemnity Agreement dated as of November 21, 2006 executed by Borrower and CTAIII for the benefit of Lender.
11.

Amended and Restated First Mortgage dated October 1, 1991, and recorded on January 2, 1992, as Document Number 92001888, from American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated July 26, 1977, and known as Trust 40935 to General Electric Capital Corporation to secure an indebtedness in the amount of $152,106,073.00.

12.

First Amendatory Agreement dated April 30, 1993, and recorded June 9, 1993, as Document Number 93434372, between American National Bank and Trust Company of Chicago, as Trustee, Continental Towers Associates – I, General Electric Capital Corporation and other parties.

13.

Second Amendatory Agreement dated November 1, 1994, and recorded December 30, 1994, as Document Number 04084292, between American National Bank and Trust Company of Chicago, as Trustee, Continental Towers Associates – I, General Electric Capital Corporation and other parties.

14.	Loan Modification and Amended and Restated Loan Agreement dated June 1, 1995, and recorded August 17, 1995, as Document Number 95545031, between American National Bank and Trust

Company of Chicago, as Trustee, Continental Towers Associates – I, General Electric Capital Corporation and other parties.

15.

Supplemental First Mortgage and Security Agreement dated June 1, 1995, and recorded August 17, 1995, as Document Number 95545032, between First Bank, N.A., as Successor Trustee to National Boulevard Bank of Chicago, not personally but solely as Trustee under Trust Agreement dated September 27, 1976, and known as Trust Number 5602 and General Electric Capital Corporation to secure an indebtedness in the amount of $156,306,073.00.

16.

First Amendment to Loan Modification and Amended and Restated Loan Agreement dated December 12, 1997, and recorded December 17, 1997, as Document Number 97947240, between American National Bank and Trust Company of Chicago, as Trustee, General Electric Capital Corporation, Continental Towers Associates-I and First Bank, N.A. as Trustee.

17.	Assignment of Liens and Documents dated December 12, 1997, and recorded December 17, 1997, as Document Number 97947241, from General Electric Capital Corporation to Prime Group Realty, L.P.
18.	Assignment of Liens and Documents dated December 15, 1997, and recorded December 17, 1997, as Document Number 97947243, from Prime Group Realty, L.P. to BankBoston, N.A.
19.	Reassignment of Liens and Documents dated May 4, 1998, and recorded May 18, 1998, as Document Number 98407007, from BankBoston, N.A. to Prime Group Realty, L.P.
20.

Assignment of Rents and Leases dated October 1, 1991, and recorded January 2, 1992, as Document Number 92001889, from American National Bank and Trust Company of Chicago, as Trustee under Trust 40935 to General Electric Capital Corporation. (Reassignment in item 9 above applies to this Assignment of Rents and Leases as well.)

21.

First Mortgage dated December 27, 1985, and recorded December 30, 1985, as Document 85342789, made by American National Bank and Trust Company, as Trustee under Trust 40935, to General Electric Capital Corporation, to secure an indebtedness of $105,000,000.00.

22.	Third Loan Modification Agreement (modifying item 11 above), dated December 1, 1988, and recorded January 10, 1989, as Document 89013686.
23.	Fourth Loan Modification Agreement (modifying item 11 above), dated December 1, 1989, and recorded January 25, 1990, as Document 90041713.
24.	Fifth Loan Modification Agreement (modifying item 11 above), dated December 1, 1990, and recorded March 8, 1991, as Document 91105421. (Reassignment in item 9 above applies to this Mortgage as well.)
25.

Assignment of Rents and Leases made by American National Bank and Trust Company, as Trustee under Trust 40935 to General Electric Capital Corporation dated December 27, 1985, and recorded December 30, 1985, as Document Number 85342790. (The reassignment in item 9 above and the Modification Agreements in items 12, 13 and 14 above apply to this Assignment of Rents and Leases as well.)

26.	1997 Promissory Note dated October 1, 1991, with an amended and restated effective date of December 12, 1997, in the original principal amount of $163,103,099.24 made by American

National Bank and Trust Company of Chicago, as Trustee of Trust 40935, in favor of General Electric Capital Corporation.

27.

Lock Box Agreement dated as of July 27, 1995, by and among The Northern Trust Company, Trust 40935, Beneficiary and GECC as amended by First Amendment to Lock Box Agreement dated as of September 13, 1995, or a replacement of the foregoing with a different bank reasonably acceptable to holder pursuant to an agreement consistent with the foregoing (either as applicable, the “Lock Box Agreement”).

28.	Hazardous Substances Indemnity Agreement dated as of October 1, 1991, as amended by the Loan Agreement.
29.	All UCC Financing Statements executed in connection with any of the foregoing.
30.

Assumption Agreement between Prime Group Realty, L.P., Chicago Title Land Trust Company, as successor trustee under Trust No. 40935, Chicago Title Land Trust Company, as successor trustee under Trust No. 5602, Continental Towers Associates-I, L.P., Continental Towers, L.L.C., Richard A. Heise and Roland E. Casati.